CAMDEN PROPERTY TRUST ANNOUNCES SECOND QUARTER 2018 OPERATING RESULTS

Houston, Texas (August 2, 2018) - Camden Property Trust (NYSE:CPT) announced today operating results for the three and six months ended June 30, 2018. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and six months ended June 30, 2018 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Six Months Ended
	June 30		June 30
Per Diluted Share	2018	2017	2018	2017
EPS	$0.40	$0.43	$0.81	$0.82
FFO	$1.19	$1.15	$2.34	$2.24
AFFO	$1.00	$0.97	$2.04	$1.95

	Quarterly Growth	Sequential Growth	Year-to-Date Growth
Same Property Results	2Q18 vs. 2Q17	2Q18 vs. 1Q18	2018 vs. 2017
Revenues	3.2%	1.8%	3.3%
Expenses	3.3%	0.7%	2.7%
Net Operating Income ("NOI")	3.2%	2.4%	3.6%

Same Property Results	2Q18	2Q17	1Q18
Occupancy	95.8%	95.3%	95.4%

“We are pleased to report another solid quarter of results for our company,” said Richard J. Campo, Camden’s Chairman and CEO. “Same property performance and FFO per share were better than anticipated, and we have raised our full-year 2018 guidance for same property revenue growth, same property NOI growth and FFO per share as a result. We are also proud to announce that Camden recently celebrated its 25th anniversary as a publicly traded company, and we thank all of our team members, customers and shareholders for helping us reach this amazing milestone.”

The Company defines same property communities as communities owned and stabilized since January 1, 2017, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
During the quarter, leasing began at Camden McGowen Station in Houston, TX, Camden North End I in Phoenix, AZ and Camden Washingtonian in Gaithersburg, MD, and construction commenced at Camden Lake Eola in Orlando, FL.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 7/31/2018
Camden NoMa II	Washington, DC	405	$107.9	86%
Camden Shady Grove	Rockville, MD	457	113.7	80%
Total		862	$221.6

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Budget	as of 7/31/2018
Camden McGowen Station	Houston, TX	315	$90.0	30%
Camden North End I	Phoenix, AZ	441	105.0	27%
Camden Washingtonian	Gaithersburg, MD	365	90.0	32%
Camden Grandview II	Charlotte, NC	28	21.0
Camden RiNo	Denver, CO	233	75.0
Camden Downtown I	Houston, TX	271	132.0
Camden Lake Eola	Orlando, FL	360	120.0
Total		2,013	$633.0

Acquisition/Disposition Activity
In April 2018, the Company acquired a 1.78-acre land parcel in Orlando, FL, for $11.4 million for the future development of 360 wholly-owned apartment homes which commenced construction during the quarter ended June 30, 2018.

Earnings Guidance
Camden updated its earnings guidance for 2018 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for third quarter 2018 as detailed below.

	3Q18	2018	2018 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.39 - $0.43	$1.55 - $1.67	$1.61	$1.78	($0.17)	(a)
FFO	$1.17 - $1.21	$4.68 - $4.80	$4.74	$4.72	$0.02
(a) Guidance adjusted for depreciation and amortization of real estate and in-place leases for 2018 completed and anticipated acquisitions.

	2018	2018 Midpoint
Same Property Growth	Range	Current	Prior	Change
Revenues	2.90% - 3.40%	3.15%	3.00%	0.15%
Expenses	3.25% - 3.75%	3.50%	3.50%	0.00%
NOI	2.50% - 3.50%	3.00%	2.70%	0.30%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2018 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, August 3, 2018 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 1269818
Webcast: http://services.choruscall.com/links/cpt180803.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 158 properties containing 54,181 apartment homes across the United States. Upon completion of 7 properties currently under development, the Company’s portfolio will increase to 56,194 apartment homes in 165 properties. Camden was recently named by FORTUNE® Magazine for the eleventh consecutive year as one of the “100 Best Companies to Work For” in America, ranking #24.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
OPERATING DATA
Property revenues
Rental revenues (a)	$208,634	$190,470	$412,139	$378,572
Other property revenues (a)	28,499	32,900	55,677	64,319
Total property revenues	237,133	223,370	467,816	442,891

Property expenses
Property operating and maintenance	54,735	52,550	108,651	104,098
Real estate taxes	30,326	27,803	60,375	55,723
Total property expenses	85,061	80,353	169,026	159,821

Non-property income
Fee and asset management	1,826	1,942	3,824	3,690
Interest and other income	491	560	1,284	1,194
Income on deferred compensation plans	435	3,441	230	8,058
Total non-property income	2,752	5,943	5,338	12,942

Other expenses
Property management	6,473	6,554	13,112	13,581
Fee and asset management	1,088	961	2,053	1,845
General and administrative	12,272	12,451	24,495	25,319
Interest	20,607	21,966	40,981	44,922
Depreciation and amortization	75,569	65,033	145,793	128,767
Expense on deferred compensation plans	435	3,441	230	8,058
Total other expenses	116,444	110,406	226,664	222,492

Loss on early retirement of debt	—	—	—	(323)
Equity in income of joint ventures	1,872	1,785	3,701	3,602
Income from continuing operations before income taxes	40,252	40,339	81,165	76,799
Income tax expense	(380)	(25)	(768)	(496)
Net income	39,872	40,314	80,397	76,303
Less income allocated to non-controlling interests from continuing operations	(1,201)	(1,126)	(2,331)	(2,254)
Net income attributable to common shareholders	$38,671	$39,188	$78,066	$74,049

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$39,872	$40,314	$80,397	$76,303
Other comprehensive income
Unrealized gain on cash flow hedging activities	5,181	—	8,782	—
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	34	34	69	68
Comprehensive income	45,087	40,348	89,248	76,371
Less income allocated to noncontrolling interests from continuing operations	(1,201)	(1,126)	(2,331)	(2,254)
Comprehensive income attributable to common shareholders	$43,886	$39,222	$86,917	$74,117

PER SHARE DATA

Total earnings per common share - basic	$0.40	$0.43	$0.81	$0.82
Total earnings per common share - diluted	0.40	0.43	0.81	0.82

Weighted average number of common shares outstanding:
Basic	95,243	90,105	95,155	90,015
Diluted	95,337	91,041	95,289	90,995

(a) Upon our adoption of ASU 2014-09, we are now presenting certain revenue items, historically included as a component of other property revenues, as rental revenues due to the nature and timing of revenue recognition for these items being more closely aligned to a lease. This new presentation has been applied prospectively as this reclassification will not have an impact upon total property revenues or the opening balance of retained earnings. Approximately $5.8 million and  $11.4 million of rental revenue is related to this presentation for the three and six months ended June 30, 2018, respectively. Had ASU 2014-09 been effective as of January 1, 2017, we would have reclassified approximately $5.7 million and $11.0 million from other property revenues to rental revenue for the three and six months ended June 30, 2017, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$38,671	$39,188	$78,066	$74,049
Real estate depreciation and amortization	73,980	63,450	142,575	125,603
Adjustments for unconsolidated joint ventures	2,257	2,214	4,504	4,427
Income allocated to non-controlling interests	1,201	1,126	2,331	2,254
Funds from operations	$116,109	$105,978	$227,476	$206,333

Less: recurring capitalized expenditures (a)	(19,190)	(16,775)	(29,189)	(26,469)

Adjusted funds from operations - diluted	$96,919	$89,203	$198,287	$179,864

PER SHARE DATA
Funds from operations - diluted	$1.19	$1.15	$2.34	$2.24
Adjusted funds from operations - diluted	1.00	0.97	2.04	1.95
Distributions declared per common share	0.77	0.75	1.54	1.50

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	97,220	92,119	97,172	92,074

PROPERTY DATA
Total operating properties (end of period) (b)	158	155	158	155
Total operating apartment homes in operating properties (end of period) (b)	54,181	53,771	54,181	53,771
Total operating apartment homes (weighted average)	46,682	46,053	46,518	45,882

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
ASSETS
Real estate assets, at cost
Land	$1,066,077	$1,053,578	$1,021,031	$1,016,097	$1,008,459
Buildings and improvements	6,620,169	6,494,229	6,269,481	6,269,561	6,199,435
	7,686,246	7,547,807	7,290,512	7,285,658	7,207,894
Accumulated depreciation	(2,255,737)	(2,185,452)	(2,118,839)	(2,080,989)	(2,016,259)
Net operating real estate assets	5,430,509	5,362,355	5,171,673	5,204,669	5,191,635
Properties under development, including land	373,350	399,903	377,231	363,481	373,294
Investments in joint ventures	26,205	26,863	27,237	28,420	29,665
Total real estate assets	5,830,064	5,789,121	5,576,141	5,596,570	5,594,594
Accounts receivable – affiliates	23,473	23,397	24,038	23,620	23,592
Other assets, net (a)(b)	204,717	199,420	195,764	189,253	155,784
Cash and cash equivalents	64,071	101,401	368,492	350,274	16,318
Restricted cash	9,581	15,036	9,313	9,178	8,312
Total assets	$6,131,906	$6,128,375	$6,173,748	$6,168,895	$5,798,600

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,339,659	$1,339,142	$1,338,628	$1,338,117	$1,437,608
Secured	865,629	865,798	865,970	866,134	866,292
Accounts payable and accrued expenses	127,777	123,706	128,313	127,557	116,754
Accrued real estate taxes	52,461	29,061	51,383	70,027	48,559
Distributions payable	75,071	75,083	72,943	72,962	69,347
Other liabilities (b)(c)	156,767	157,002	154,567	154,506	134,851
Total liabilities	2,617,364	2,589,792	2,611,804	2,629,303	2,673,411

Commitments and contingencies
Non-qualified deferred compensation share awards	85,938	76,174	77,230	73,015	84,050

Equity
Common shares of beneficial interest	1,027	1,026	1,028	1,028	978
Additional paid-in capital	4,132,404	4,132,056	4,137,161	4,134,206	3,678,660
Distributions in excess of net income attributable to common shareholders	(436,575)	(396,596)	(368,703)	(383,584)	(351,910)
Treasury shares, at cost	(355,752)	(356,687)	(364,066)	(364,736)	(364,785)
Accumulated other comprehensive loss (d)	8,794	3,579	(57)	(7)	(1,795)
Total common equity	3,349,898	3,383,378	3,405,363	3,386,907	2,961,148
Non-controlling interests	78,706	79,031	79,351	79,670	79,991
Total equity	3,428,604	3,462,409	3,484,714	3,466,577	3,041,139
Total liabilities and equity	$6,131,906	$6,128,375	$6,173,748	$6,168,895	$5,798,600

(a) Includes net deferred charges of:	$724	$929	$1,125	$1,312	$1,487

(b) Includes net asset fair value of derivative instruments:	$10,472	$5,291	$1,690	$1,754	$—

(c) Includes deferred revenues of:	$659	$536	$426	$1,463	$513

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding gains (or losses) associated with the sale of previously depreciated operating properties, real estate depreciation and amortization, impairments of depreciable assets, and adjustments for unconsolidated joint ventures. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$38,671	$39,188	$78,066	$74,049
Real estate depreciation and amortization	73,980	63,450	142,575	125,603
Adjustments for unconsolidated joint ventures	2,257	2,214	4,504	4,427
Income allocated to non-controlling interests	1,201	1,126	2,331	2,254
Funds from operations	$116,109	$105,978	$227,476	$206,333

Less: recurring capitalized expenditures	(19,190)	(16,775)	(29,189)	(26,469)

Adjusted funds from operations	$96,919	$89,203	$198,287	$179,864

Weighted average number of common shares outstanding:
EPS diluted	95,337	91,041	95,289	90,995
FFO/AFFO diluted	97,220	92,119	97,172	92,074

Total earnings per common share - diluted	$0.40	$0.43	$0.81	$0.82
FFO per common share - diluted	$1.19	$1.15	$2.34	$2.24
AFFO per common share - diluted	$1.00	$0.97	$2.04	$1.95

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	3Q18	Range	2018	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.39	$0.43	$1.55	$1.67
Expected real estate depreciation and amortization	0.75	0.75	3.00	3.00
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.09	0.09
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted	$1.17	$1.21	$4.68	$4.80

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income	$39,872	$40,314	$80,397	$76,303
Less: Fee and asset management income	(1,826)	(1,942)	(3,824)	(3,690)
Less: Interest and other income	(491)	(560)	(1,284)	(1,194)
Less: Income on deferred compensation plans	(435)	(3,441)	(230)	(8,058)
Plus: Property management expense	6,473	6,554	13,112	13,581
Plus: Fee and asset management expense	1,088	961	2,053	1,845
Plus: General and administrative expense	12,272	12,451	24,495	25,319
Plus: Interest expense	20,607	21,966	40,981	44,922
Plus: Depreciation and amortization expense	75,569	65,033	145,793	128,767
Plus: Expense on deferred compensation plans	435	3,441	230	8,058
Plus: Loss on early retirement of debt	—	—	—	323
Less: Equity in income of joint ventures	(1,872)	(1,785)	(3,701)	(3,602)
Plus: Income tax expense	380	25	768	496
NOI	$152,072	$143,017	$298,790	$283,070

"Same Property" Communities	$131,729	$127,703	$260,333	$251,384
Non-"Same Property" Communities	16,144	12,387	30,809	23,811
Development and Lease-Up Communities	2,858	389	4,906	431
Dispositions/Other	1,341	2,538	2,742	7,444
NOI	$152,072	$143,017	$298,790	$283,070

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$38,671	$39,188	$78,066	$74,049
Plus: Interest expense	20,607	21,966	40,981	44,922
Plus: Depreciation and amortization expense	75,569	65,033	145,793	128,767
Plus: Income allocated to non-controlling interests from continuing operations	1,201	1,126	2,331	2,254
Plus: Income tax expense	380	25	768	496
Plus: Loss on early retirement of debt	—	—	—	323
Less: Equity in income of joint ventures	(1,872)	(1,785)	(3,701)	(3,602)
Adjusted EBITDA	$134,556	$125,553	$264,238	$247,209